Exhibit 3.20

AMENDED AND RESTATED BY-LAWS

OF

GEODYNE RESOURCES, INC.

(As of August 1, 2012)

ARTICLE I

OFFICE

Section 1.1. Its registered office shall be located in the State of Delaware, County of New Castle, in the City of Wilmington, Corporation Trust Center, 1209 Orange Street, and the name of its registered agent shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801.

Section 1.2. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. All meetings of the Stockholders shall be held at the registered office of the Corporation in Wilmington, Delaware, or at its principal offices in Tulsa, Oklahoma, or such other place as shall be determined, from time to time, by the Board of Directors, and the time and place of such meetings shall be stated in the notice of the meeting, or in a duly executed Waiver of Notice thereof.

Section 2.2. An Annual Meeting of the Stockholders shall be held on the 3rd Tuesday of July of each year, commencing with the year 1988, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 a.m.

Section 2.3. Written notice of the Annual Meeting shall be served upon or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least twenty days prior to the meeting.

Section 2.4. At least ten days before every election of Directors a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary or Assistant Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any Stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

Section 2.5. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Written notice of a Special Meeting of Stockholders, stating the time and place and object thereof, shall be served upon or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days before such meeting.

Section 2.7. Business transacted at all Special Meetings shall be confined to the objects stated in the call.

Section 2.8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10. At any meeting of the Stockholders every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each Stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its Stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.

Section 2.11. Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of Stockholders may be dispensed with, if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

Section 2.12. At each meeting of the Stockholders, the polls shall be opened and closed. The proxies and the ballots shall be received and taken in charge and all questions touching any qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or if no such appointment shall have been made, then by the Chief Executive Officer at the meeting. If for any reason, any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to attend shall be appointed in like manner.

ARTICLE III

DIRECTORS

Section 3.1. The number of Directors which shall constitute the whole Board shall be not less than one (1) and not more than three (3). The Directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 3.3 hereof, and each Director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be Stockholders. “

Section 3.2. The Directors may hold their meetings and keep the books of the Corporation at such places as they may from time to time determine.

Section 3.3. If any vacancy occurs in the Board of Directors because of the death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

Section 3.4. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

MEETINGS OF THE BOARD

Section 3.5. The first meeting of each newly elected Board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the Stockholders at the Annual Meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting provided a quorum shall be present, or the Board may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

Section 3.6. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

Section 3.7. Special Meetings of the Board may be called by the Chairman of the Board or the Secretary on three days’ notice to each Director, either personally or by mail or telegram; Special Meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two Directors.

Section 3.8. At all meetings of the Board the presence of one-half of fifty percent of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Whenever any notice whatever is required to be given pursuant to the provisions of a statute, the Certificate of Incorporation or the By-Laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, provided such Waiver of Notice delineates the exact nature of business to take place or that has taken place.

COMMITTEES OF DIRECTORS

Section 3.10. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.11. The Board of Directors may appoint an Executive Committee which shall consist of two members of the Board of Directors, each elected by the Board of Directors:

A. Each member of the Executive Committee shall be elected for a one year term and shall serve until his successor shall have been duly elected and qualified.

B. The election of members of the Executive Committee shall be held each year at the first meeting of the Board of Directors following the Annual Meeting of the Stockholders.

1. The Chairman of the Board, immediately following the Annual Meeting of Stockholders in each year, shall appoint a Nominating Committee consisting of the President and one (1) non-management member of the Board of Directors who shall be responsible for nominating members of the Board of Directors to be elected as members of the Executive Committee.

2. Should a member of the Executive Committee for any reason be unable to serve for the term to which he was elected, the vacancy shall be filled by the Board of Directors at its next meeting following the occurrence of such vacancy.

C. Each member of the Executive Committee, except salaried corporate executive and management members of the Board, shall receive compensation for their services as determined by the Board of Directors, and all members shall be reimbursed for all expenses in connection therewith.

D. The Chairman of the Executive Committee shall be elected by the members of the Executive Committee.

E. Regular meetings of the Executive Committee may be held without call or notice at such time and place as the Executive Committee may fix. Special meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice setting forth the exact nature of the business to be conducted, not later than three days prior to the date set for such meeting. Such notice shall state the time and place of the meeting, and if by telegraph or by writing, shall be addressed to each member at his address as shown by the records of the Secretary of the Corporation. Upon request of any member, the Secretary or Assistant Secretary shall give the required notice calling the meeting.

F. At any meeting of the Executive Committee, two members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by not less than two affirmative votes.

G. The Executive Committee is vested with the authority to exercise the full power of the Board of Directors, within the policies established by the Board of Directors to govern the conduct of the business of the Corporation, in the intervals between meetings of the Board of Directors. The Executive Committee, in addition to the general authority vested in it, may be vested with specific power and authority by resolution of the Board of Directors.

H. The Executive Committee may fix the salaries and drawing accounts of every employee of the Corporation, except corporate employees who are members of said Executive Committee or Officers of the Corporation, whose salary and drawing account shall exceed $15,000 per annum.

I. When after a valid notice of the time, place and purpose of a meeting of the Board of Directors a quorum of the Board is not achieved, the Executive Committee shall have the full power and authority to act for the Board of Directors on any matter that could properly have been presented to the Board of Directors at such meeting, provided all members of said Executive Committee are present.

J. All action by the Executive Committee shall be promptly reported to the Board of Directors within one week, and shall be subject to revision or alteration by the Board of Directors; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

Section 3.12. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto, to include the specific actions to be taken, is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

Section 3.13. The committee shall keep regular minutes of their proceedings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 3.14. Directors may receive compensation for their services and, as determined from time to time by resolution of the Board, may receive either an annual compensation, or in the alternative, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or Special Meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation there for. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 4.1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or Stockholder, it shall not: be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1. The Officers of the Corporation shall be chosen by the Directors and shall be a President and a Secretary.

Section 5.2. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a President and a Secretary and such other officers as shall be elected by the Directors, none of whom need be a member of the Board.

Section 5.3. The Board may appoint such other Officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4. The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.5. The Officers of the Corporation shall hold office until their successors are chosen and quality in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 5.6. The Chairman of the Board shall, together with the President of the Corporation, be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the Stockholders and he shall preside at all meetings of the Board of Directors; he shall be an ex officio member of all standing committees, and shall see that all orders and resolutions of the Board are carried into effect.

Section 5.7. He shall, with powers concurrent with the President, execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except for the signing and execution thereof, shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

THE PRESIDENT

Section 5.8. The President shall, together with the Chairman of the Board, be the Chief Executive Officer of the Corporation. He shall assist the Chairman of the Board at all meetings of the Board of Directors and he shall be an ex officio member of all standing committees, and shall assist the Chairman of the Board to see that all orders and resolutions of the Board are carried into effect. He shall be responsible for and have control over the management and operations of the business of the Corporation.

Section 5.9. He shall, with powers concurrent with the Chairman of the Board execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except for the signing and execution thereof, shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

VICE PRESIDENTS

Section 5.10. The Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe. Provided, that the Board may designate one or more Senior Vice Presidents, from time to time, who shall, in order of seniority determined by the Board, rank in precedence to all other Vice Presidents, except the Executive Vice President. The Vice President or Vice Presidents may be given such titles as the Board of Directors designate and shall perform such duties as the Board of Directors shall prescribe.

TREASURER

Section 5.11. The Treasurer shall have custody of all monies and securities of the Corporation and shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the Board of Directors, from time to time as may be required of him, an account of all transactions and of the financial condition of the Corporation. Except as otherwise determined by the Board of Directors or lacking such determination by the Board of Directors, then by the Chief Executive Officer, his duties and powers shall extend to all subsidiary corporations and, so far as may be practicable, to all affiliate corporations. He shall have such other powers and perform such other duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

THE SECRETARY

Section 5.12. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and record all votes and the minutes of the proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and Special Meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

ASSISTANT SECRETARY

Section 5.13. The Assistant Secretary, or Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

GENERAL PROVISIONS FOR OFFICERS

Section 5.14. Any Officer may resign his office at any time, such resignation to be made in writing and take effect at the time of receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

Section 5.15. Duties of Officers may be delegated in case of the absence of any Officer of the Corporation or for any reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, except as otherwise provided by statute, for the time being, provided a majority of the entire Board concurs therein.

Section 5.16. If the office of any Officer of the Corporation becomes vacant by reason of death, resignation, disqualification or otherwise, the Directors by a majority vote, may choose his successor or successors who shall hold office for the unexpired term with respect of which such vacancy occurred or was created.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1. The certificate of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or the President or a Vice President and the Secretary or Assistant Secretary. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Officer may be facsimile.

LOST CERTIFICATES

Section 6.2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against this Corporation with respect to the Certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 6.3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 6.4. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of Stockholders, or 1he date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty days in connection with obtaining the consent of Stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of 1he Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of such stock on the books of the Corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

Section 6.5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

Section 7.1. Execution of Instruments Generally. The Chairman of the Board, President, and Vice President, the Secretary or Assistant Secretary, subject to approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and any such authorization may be general or confined to specific instances.

Section 7.2. Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by resolution by the Board of Directors. Such authorization or ratification and continuation may be general or confined to specific instances. Any Officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any Officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositaries as the Board of Directors may direct. Endorsement for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 7.4. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by resolution by the Board of Directors.

Section 7.5. Proxies. Proxies to vote with respect to shares of stock of other Corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board and President or any other person or persons thereunto authorized by the Board of Directors.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.1.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which the suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subjections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.

(e) Expenses incurred by an Officer or Director in defending a civil or criminal actIon, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the: Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h) For purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involved services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Notwithstanding the foregoing, the rights of indemnification shall be deemed to extend to the fullest limits allowed by the General Corporation Law of the State of Delaware, in its current form or as hereinafter amended, by any successor law.

Section 8.2. The foregoing rights shall not be exclusive of other rights to which any Director or Officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. The foregoing rights shall be available whether or not the Director or Officer continues to be a Director or Officer at the time of incurring or becoming subject to such loss, expenses, costs and counsel fees, and whether or not the claim asserted against him is a matter which antedates the adoption of this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

DIVIDENDS

Section 9.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the: capital stock, subject to the provisions of the Certificate of Incorporation.

Section 9.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as these Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 9.3. The Board of Directors shall present at each Annual Meeting and when called for by vote of the Stockholders at any Special Meeting of the Stockholders, a full and clear statement of the business and condition of the Corporation.

FISCAL YEAR

Section 9.4. The fiscal year of the Corporation shall begin on the 1st day of January of each year and terminate on the last day of December of each year.

Section 9.5. The corporate seal shall have inscribed thereon the name of the Corporation, “Geodyne Resources, Inc.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

AMENDMENTS

Section 10.1. These By-Laws may be altered or repealed at any regular meeting of the Stockholders or at any Special Meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such Special Meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of fifty percent of the Board of Directors at any regular meeting of the Board or at any Special Meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such Special Meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each Stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.